EXHIBIT 99.1


                          GENERATIONS BANCSHARES, INC.
                              336 Blue Ridge Street
                           Blairsville, Georgia  30512
                                 (706) 745-5588


                                 April 16, 2004


Dear Shareholder:

     You are cordially invited to attend our annual meeting of shareholders, which will be held at our main office at 336 Blue Ridge Street in Blairsville, Georgia on May 19, 2004, at 10:00 a.m. I sincerely hope that you will be able to attend the meeting, and I look forward to seeing you.

     The attached notice of the annual meeting and proxy statement describes the formal business to be transacted at the meeting. We will also report on our operations during the past year and during the first quarter of 2004, as well as our plans for the future.

     To ensure the greatest number of shareholders will be present either in person or by proxy, we ask that you mark, date, and sign the enclosed proxy card, and return it to us in the envelope provided as soon as possible. If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before it is voted.

                                      Sincerely,



                                      John H. Ketner, Jr.
                                      Chief Executive Officer

                          GENERATIONS BANCSHARES, INC.
                              336 Blue Ridge Street
                           Blairsville, Georgia  30512
                                 (706) 745-5588


                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 19, 2004


     The annual meeting of shareholders of GENERATIONS BANCSHARES, INC. will be held on Thursday, May 19, 2004, at 10:00 a.m. at our main office at 336
Blue Ridge Street in Blairsville, Georgia , for the following purposes:

     (1) To elect three (3) persons to serve as Class I Directors for a three-year term expiring in 2007;

     (2) To transact any other business as may properly come before the meeting or any adjournments of the meeting.

     The Board of Directors has set the close of business on April 1, 2004 as the record date for determining the shareholders who are entitled to notice of and to vote at the meeting.

     We hope that you will be able to attend the meeting. Whether or not you plan to attend the meeting, we ask that you mark, date, sign, and return the enclosed proxy card as soon as possible. If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised.


                              By Order of the Board of Directors,


                              John H. Ketner, Jr.
                              Chief Executive Officer




April 16, 2004

                          GENERATIONS BANCSHARES, INC.
                              336 Blue Ridge Street
                           Blairsville, Georgia  30512
                                 (706) 745-5588

           __________________________________________________________

                     PROXY STATEMENT FOR 2004 ANNUAL MEETING
           __________________________________________________________


                                  INTRODUCTION

TIME AND PLACE OF THE MEETING

     Our Board of Directors is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of shareholders to be held on Thursday, May 19, 2004, at 10:00 a.m. at our main office at 336 Blue Ridge Street in Blairsville, Georgia , and at any adjournments of the meeting.

RECORD DATE AND MAILING DATE

     The close of business on April 1, 2004 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We first mailed this proxy statement and the accompanying proxy card to shareholders on or about April 16, 2004.

NUMBER OF SHARES OUTSTANDING

     As of the close of business on the record date, the Company had 10,000,000 shares of common stock, $1.00 par value, authorized, of which 913,834 shares were issued and outstanding. Each issued and outstanding share is entitled to one vote on all matters presented at the meeting.

                          VOTING AT THE ANNUAL MEETING

PROPOSALS TO BE CONSIDERED

     ELECTION OF DIRECTORS. Shareholders will be asked to vote on the election of three persons to serve as Class I Directors of the Company for a three-year term expiring in 2007. The nominees for Class I Directors, as well as the continuing directors, are described beginning on page 2.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL.

PROCEDURES FOR VOTING BY PROXY

     If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy card. If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the election of the director nominees, and in the best judgment of the persons appointed as proxies as to all other matters properly brought before the meeting. If any nominee for election to the Board of Directors named in this proxy statement becomes unavailable for election for any reason, the proxy may be voted for a substitute nominee selected by the Board of Directors.

     You can revoke your proxy at any time before it is voted by delivering to John H. Ketner, Jr., President and Chief Executive Officer of the Company, at the main office of the Bank, either a written revocation of the proxy or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

REQUIREMENTS FOR SHAREHOLDER APPROVAL

     A quorum will be present at the meeting if a majority of the outstanding shares of common stock entitled to vote at the meeting is represented in person or by valid proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists. Only those votes actually cast for the election of a director, however, will be counted for purposes of determining whether a particular director nominee receives sufficient votes to be elected. To be elected, a director nominee must receive more votes than any other nominee for the particular seat on the Board of Directors. As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee. At the present time we do not know of any competing nominees.

     ABSTENTIONS. A shareholder who is present in person or by proxy at the annual meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the annual meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against a given matter.

     BROKER NON-VOTES. Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that contain a broker vote on one or more proposals but no vote on others are referred to as "broker non-votes" with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority.


PROXY SOLICITATION

     The Company will pay the cost of proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

                      PROPOSAL ONE:  ELECTION OF DIRECTORS

     The Board of Directors consists of eleven members and is divided into three classes which are as nearly equal in number as possible. The directors in each class serve for staggered terms of three years each. The term of each class expires at the annual meeting in the years indicated below and upon the election and qualification of the directors in the class. The Board of Directors unanimously recommends that the shareholders elect the persons identified below as Director Nominees to serve as Class I Directors for a three-year term expiring in 2007. The following table sets forth for each nominee and each continuing director: (a) his or her name; (b) his or her age at December 31, 2003; (c) how long he or she has been a director of the Company; (d) his or her position(s) with the Company, other than as a director; and (e) his or her principal occupation and business experience for the past five years.

                                DIRECTOR  POSITION WITH THE COMPANY
NAME (AGE)                      SINCE     AND BUSINESS EXPERIENCE
------------------------------  --------  --------------------------------------------------
CLASS I DIRECTOR NOMINEES
(For Three-Year Term Expiring
 2007)

John H. Ketner, Jr. (62)            2003  Chief Executive Officer of the Company and
                                          Bank; previously President and Chief Executive
                                          Officer of Centennial Bank, Pinehurst, North
                                          Carolina

James L. Burrell, Jr. (50)          2001  Owner of Burrell Farm (cattle farm)

Teresa L. Colditz (38)              2001  Owner of Colditz Trucking


                                        3

                                DIRECTOR  POSITION WITH THE COMPANY
NAME (AGE)                      SINCE     AND BUSINESS EXPERIENCE
------------------------------  --------  --------------------------------------------------

CLASS II CONTINUING
DIRECTORS
(Term Expiring 2005)

Lon A. Dillard (33)                 2001  President and Owner of Appalachian Water, Inc.;
                                          President and Owner of Byers Well Drilling, Inc.

David K. George (47)                2001  President of the Company and the Bank; Senior
                                          Loan Officer of the Bank; previously Senior Vice
                                          President and Loan Officer of Bank of Hiawassee

Jeffrey H. Hall (45)                2001  Owner of Studio 129 (advertising company);
                                          Production Manager for Mountain Lake Publishing

T. Kenneth Kilpatrick (70)          2001  Superior Court Judge; Senior Judge

CLASS III CONTINUING
DIRECTORS
(Term Expiring 2006)

F. Darrell Mann (54)                2001  Owner of Real Estate Brokerage Business, from
                                          1999 to 1995 Office Manager of Blue Ridge
                                          Anesthesia Associates

Timothy A. Nelson (52)              2001  Owner of Depot Power Center, Inc. (retail power
                                          equipment); Director of Blue Ridge Fitness Center

Robert M. Thomas, Jr. (47)          2001  Chairman of the Board of Directors of the
                                          Company and the Bank; President and Owner of
                                          Thomas Insurance Group, Inc.

John Mark Turner (37)               2001  Owner of Mountain Eye Care (optometry practice)

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's Audit Committee has selected the accounting firm of Mauldin & Jenkins, LLC, to serve as independent accountants of the Company for the fiscal year ending December 31, 2004. A representative of the firm is expected to be present at the meeting and will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

                                  OTHER MATTERS

     The Board of Directors of the Company knows of no other matters that may be brought before the meeting. If, however, any matters other than those described in the Notice of Annual Meeting of Shareholders, should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxy holders.

     If you cannot be present in person, you are requested to complete, sign, date, and return the enclosed proxy promptly. An envelope has been provided for that purpose. No postage is required if mailed in the United States.




April 16, 2004

                          GENERATIONS BANCSHARES, INC.
                                      PROXY
                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON THURSDAY, MAY 19, 2004

The undersigned hereby appoints John H. Ketner, Jr., Chief Executive Officer, or Nita Elliot, Chief Financial Officer, or either of them, as proxies, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated below, all of the common stock of GENERATIONS BANCSHARES, INC., which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held at our main office at 336 Blue Ridge Street in Blairsville, Georgia on Thursday, May 19, 2004, at 10:00 a.m. and at any adjournments of the annual meeting, upon the proposals described in the accompanying notice of the annual meeting and the proxy statement relating to the annual meeting, receipt of which are hereby acknowledged.

 THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL.


PROPOSAL  1:   To  elect  the three (3) persons listed below to serve as Class I
               Directors of GENERATIONS BANCSHARES, INC. for a three-year term expiring at the 2007 annual meeting of shareholders:

     John H. Ketner, Jr.       James L. Burrell, Jr.      Teresa L. Colditz


     [_]  FOR all nominees listed above (except as   [_]  WITHHOLD authority to
          indicated below)                                vote for all nominees
                                                          listed above

INSTRUCTION:   To withhold authority for any individual nominees, mark "FOR"
               above, and write the nominees' names in this space.
               ___________________________________________________


     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE PROPOSALS. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

     If stock is held in the name of more than one person, all holders must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                           -------------------------------------
                                           Signature of Shareholder     Date


                                           -------------------------------------
                                           Signature of Shareholder     Date


                                           -------------------------------------
                                           Print Name(s) of Shareholder(s)


Please mark, sign and date this Proxy, and return it in the enclosed return-addressed envelope. No postage necessary.

I WILL __________   WILL NOT ___________ ATTEND THE ANNUAL SHAREHOLDERS MEETING.

                     PLEASE RETURN PROXY AS SOON AS POSSIBLE
                     ---------------------------------------


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